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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements On Forms S-3 (Nos. 33-94182 and 333-05565) of Developers Diversified Realty Corporation of our report dated January 15, 1997 relating to the combined financial statements of Great
Northern Shopping Center, which apppears in the Current Report on Form 8-K of Developers Diversified Realty Corporation dated June 16, 1997.





PRICE WATERHOUSE LLP
Cleveland, Ohio
June 16, 1997






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